UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

Majestic Capital, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	98-0521707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 295-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2011, Majestic Capital, Ltd. (Majestic Capital) issued a press release announcing that it received a letter from the Nasdaq Stock Market (Nasdaq) on April 15, 2011 stating that it failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2010, and as a result, no longer complies with the rules required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5250(c)(1).

Majestic Capital was provided with an initial period of 60 calendar days, or until June 14, 2011, during which to submit a plan to regain compliance, and if Nasdaq accepts Majestic Capital’s plan, they may grant an extension of 180 calendar days, or until October 12, 2011, during which Majestic Capital can regain compliance. If Majestic Capital does not regain compliance, the Nasdaq staff will provide written notice that Majestic Capital’s common stock is subject to delisting.

Majestic Capital intends to file its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission prior to the end of April, 2011.

Item 9.01	Financial Statements and Exhibits

99.1  Press Release dated April 20, 2011

99.2  Letter, dated April 15, 2011, from the Nasdaq Stock Market to James J. Scardino of Majestic Capital, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESTIC CAPITAL, LTD.

Date: April 20, 2011	By:	/s/ James J. Scardino
James J. Scardino, Chief Executive Officer

Exhibit Index

99.1  Press Release dated April 20, 2011

99.2  Letter, dated April 15, 2011, from the Nasdaq Stock Market to James J. Scardino of Majestic Capital, Ltd.